Exhibit 10.1

Document No.: CMBC-HT069 (Corporate 2007)

Contract on the Loan

(For execution when the Borrower of the loan is an entity)

No.: Corporate Loan No. 99152012296620

China Minsheng Banking Corporation Limited

Contract on the Loan

BORROWER:   Yida (Fujian) Tourism Group Co., Ltd. (hereinafter referred to as “Party A”)
Address:             No. 68, Yongtai County
Postcode:
Legal Representative/President: Chen Minhua
Phone:
Fax:
Bank: Fuzhou Branch, Minsheng Banking Corp.
Account No.:      1502014180001126

LENDER: Fuzhou Branch, China Minsheng Banking Corporation Limited (hereinafter referred to as “Party B”)
Address:             No. 280, Hudong Road
Postcode:            350001
Legal Representative/President: Su Suhua
Phone:
Fax:

Chapter I     The Loan

Article 1         In accordance with the instructions, all parties hereto agree as follows regarding the loan under this Contract:

1.1	Currency of the Loan: RMB

1.2	Amount of the Loan (in words): RMB 10 Million; (in figures): RMB 10,000,000.

1.3	Purpose of the Loan: For regular operating funds

1.4
Term of the Loan: Six months, from April 19, 2012 to October 19, 2012. Where the actual date of the disbursement of the Loan differs from the above provision, the term of the Loan shall remain unchanged, and the maturity date of the Loan shall be automatically changed.

1.5	Interest rate of the Loan: 8% per annum.

1.6	If the fees are to be paid by the Borrower, the following provision shall apply:

The handling fees of the Loan will be 1.2% of the amount of the Loan, payable in one lump sum.

Article 2	Party A’s repayment plan: In one lump sum.

Article 3	Party A’s source of funds for the repayment of the Loan: Operating revenues.

Chapter II     Rights and Obligations of Both Parties

Article 4	Party A’s Rights and Obligations

4.1	Party A shall have the right to use this Loan which is disbursed by Party B.

4.2
Before utilizing this Loan, Party A shall issue to Party B a single borrowing certificate for a lump-sum disbursement of the Loan or separate borrowing certificates for separate disbursements of the Loan.

4.3	Party A shall open and maintain an account with Party B for the purposes of drawing down the Loan, repaying the Loan, and paying interest on the Loan.

4.4	Party A shall repay the principal amount of the Loan plus interest thereon according to the provisions of this Contract.

4.5	Party A warrants that all information it furnishes is true, legal and valid.

4.6	Party A warrants that the purpose of the Loan conforms to applicable national laws and regulations.

4.7
If Party A is involved in an event which might have a material effect on its ability to perform the repayment obligation under this Contract, it shall inform Party B in writing within three days of the event.

4.8	Party A warrants that it will inform Party B within five days of any change of its address, name or legal representative.

Article 5	Party B’s Rights and Obligations

5.1	Party B shall have the right to ask Party A to provide information and materials on its finances, production and operations relating to the Loan.

5.2	Party B shall deposits sufficient funds into Party B’s account, within five days of the execution of this Contract.

5.3	Party B shall have the right to inspect Party A’s utilization of the proceeds of the Loan; Party A shall provide all necessary assistance to facilitate such inspection.

5.4
When Party A fails to pay any sums due, Party A authorizes Party B to directly make deductions for such sums from a Party A-designated account maintained at any outlet of China Minsheng Banking Corp., Ltd. (such sums include but are not limited to the principal amount of the Loan, interest, interest for deferred payment, penalty interest, compound interest, fine for breach of contract, and other expenses). If the deductions are insufficient, Party B shall have the right to make further deductions from any other account maintained by Party A at any outlet of China Minsheng Banking Corp., Ltd. or to demand Party A to pay the sums.

5.5	Party B warrants that in the event of a change of its address, it will promptly issue an announcement or inform Party A.

5.6
If Party A is engaged in amalgamation, splitting, restructuring, settlement or dissolution, Party B shall have the right to terminate this Contract and recall the principal of the Loan in full plus interest thereon.

5.7
If the Guarantor is engaged in amalgamation, splitting, restructuring, settlement or dissolution, Party B shall have the right to terminate this Contract and recall the principal of the Loan in full plus interest thereon.

5.8
During the term of this Contract, if the collateral is destroyed or lost, or if an event which might endanger the security of the Loan has taken place, recall the principal of the Loan in full plus interest thereon.

Chapter III     Repayment of the Loan and Computations and Payment of Interest

Article 6         The Loan shall be repaid in accordance with the methods specified in Item 3 below:

1.	Any loan with a term of no more than one year shall be repaid upon maturity in one lump sum plus interest thereon.

2.
For any loan with a term of more than one year, interest shall be settled on ___/___ and paid on ___/___. Interest shall be paid in ____ installments, and in each installment, the amount of interest to be paid shall be ___/___. Both the principal amount of the Loan and interest thereon shall be repaid in full upon maturity.

3.	Others: Interest payment shall be deducted before the disbursement of the Loan and the principal amount of the Loan shall be repaid in one lump sum upon maturity.

Article 7         Interest on the Loan shall be computed according to the interest rate determined by the Party B (in conformance to the regulations of the People’s Bank of China on interest rates for loans). If Party B or Party A requests an adjustment of the interest rate according to the law and both parties agree on such an adjustment, Party B shall be informed at least five business days in advance.

Chapter IV     Guarantee

Article 8         The guarantee of the repayment of the Loan shall be Item __/__ below:

1.	Party B and the Guarantor have signed a related guarantee contract regarding the specific guarantee matter, as a supplemental contract for this Contract:

☒	Guarantee Contract, numbered Dan Bao Zi No. __________.

☒	Mortgage Contract, numbered Dan Di Zi No. __________.

☒	Pledge Contract, numbered Dan Zhi Zi No. ___________.

☒	Pledge Contract for Loan, numbered Gong Wei Zhi Zi No. ___________.

☒	_______________________________________________________________________.

2.	The Guarantor have signed a related guarantee contract regarding the specific guarantee matter.

Chapter V     Liability for Breach of Contract

Article 9        After this Contract becomes effective, Party A and Party B shall fulfill their respective obligations specified in this Contract. If either party fails to fulfill its obligations under this Contract, it shall bear the relevant liability for breaching this Contract and compensate the other party for losses incurred.

Article 10       If Party A fails to utilize the proceeds of the Loan for the purpose specified in this Contract, Party B shall have the right to discontinue further disbursements of the Loan and immediately recall the disbursed proceeds of the Loan in full or in part.

If Party A misuses any proceeds of the Loan, in accordance with the regulations of the People’s Bank of China, Party B shall have the right to charge a penalty interest by raising the interest rate of the Loan specified in Article 1.5 herein by 100% for the number of days that the proceeds of the Loan have been misused (this interest rate is referred to as “the penalty interest rate”, and will be raised by 50% to 100%).

Article 11      If Party A fails to repay the principal amount of the Loan plus interest thereon within the time limit specified in this Contract, Party B shall have the right to demand Party A to repay the sums as soon as possible, and may charge a penalty interest and a compound interest by raising the interest rate of the Loan specified in Article 1.5 herein by 50% for the number of days that the repayment has been deferred (this interest rate is referred to as “the interest rate for deferred repayment”, and will be raised by 30% to 50%).

Article 12      During the term of this Contract, if Party A or the Guarantor is unable to repay the principal amount of the Loan plus interest thereon due to operating losses or the destruction or loss of the collateral, or if an event which might endanger the security of the Loan has occurred, Party B shall have the right to terminate this Contract and recall the entire Loan plus interest thereon.

Article 13      If Party B fails to disburse the Loan in the amount and on the date specified in this Contract, it shall pay a fine for breaching its Contract equal to ____% of the amount involved for each day that the disbursement is deferred. This provision does not apply if Party B’s failure to disburse the Loan has been caused by a fault of Party A.

Article 14       To make premature repayment of the Loan, Party A and Party B agrees to Item 1 below:

1.	The prior consent of Party B shall be obtained, and Party A does not need to pay a fine for breaching this Contract;

2.	The prior consent of Party B shall be obtained, but Party A shall pay a fine for breaching this Contract equal to 1% of the amount of the premature repayment of the Loan;

3.	No prior consent of Party B is required, but a one-day notice shall be given to Party B.

Article 15      If Party B agrees to Party A’s premature repayment of the Loan, whether Party A shall pay a fine to Party B for breaching this Contract is up to both parties.

Chapter VI     Effectiveness, Modification and Termination of the Contract

Article 16      This Contract shall become effective when signed or stamped with the official chop by the legal representatives / presidents or authorized agents of Party A and Party B. if this Contract provides that the Guarantor and Party B shall enter into a guarantee contract, then, before such guarantee contract is signed or the formalities (setup of mortgage / pledge) are completed, Party B has no obligation to disburse the Loan.

Article 17      After this Contract becomes effective, neither Party A nor Party B shall modify or terminate this Contract at will. If it is absolutely necessary to do so, both parties shall negotiate with each other to work out an agreement, and when necessary, the consent of the Consigner shall be obtained and a written agreement be signed.

Chapter VII     Appendices

Article 18      The appendices of this Contract shall constitute an integral part of this Contract and have the same binding force as this Contract.

Article 19      The appendices of this Contract shall include:

1.	____________________________________________________________________;

2.	____________________________________________________________________;

3.	____________________________________________________________________.

Chapter VIII     Miscellaneous

Article 20     This Contract shall be executed in three counterparts, with one to be retained by Party A, Party B and related authorities each. All counterparts are equally authentic.

Article 21      Before the execution of this Contract, Party B has explained all clauses herein in detail to Party A. Neither party has any dispute over any clause herein. Both parties have an accurate understanding of the legal meaning of the clauses on their respective rights, obligations, liability limitations or exemptions.

Article 22      In the event of any dispute arising out of or in connection with this Contract, either party may file a lawsuit with the people’s court which has the jurisdiction over the dispute.

Article 23      Other Matters Mutually Agreed upon

Any single payment using the proceeds of the Loan which is in excess of RMB 200,000 shall be an Entrusted Payment. For payments of other amounts, Autonomous Payment is allowed.

This Contract is executed by the two parties in Gulou, Fuzhou.

Party A: Yida (Fujian) Tourism Group Co., Ltd.
Legal Representative/President (or Authorized Agent)
Chen Minhua
(Signature or seal)
April 19, 2012

Party B: Fuzhou Branch of China Minsheng Banking Corporation Limited
Legal Representative/President (or Authorized Agent)
Su Suhua
(Signature or seal)
April 19, 2012